EXHIBIT C

Fund Names

Separate Series of Direxion Insurance Trust

Name of Series

Evolution VP Managed Bond Fund	VP Emerging Markets Bull 1.25X Fund
Evolution VP All-Cap Equity Fund	VP Emerging Markets Bear 1.25X Fund
Evolution VP Large Cap Fund	VP Developed Markets Bull 1.25X Fund
Evolution VP Small Cap Fund	VP Developed Markets Bear 1.25X Fund
Evolution VP Total Return Fund	VP Latin America Bull 1.25X Fund
Dynamic VP HY Bond Fund	VP Latin America Bear 1.25X Fund
VP Total Market Bull 1.25X Fund	VP Real Estate Bull 1.25X Fund
VP Total Market Bear 1.25X Fund	VP Real Estate Bear 1.25X Fund
VP S&P 500® Bull 1.25X Fund	VP Commodity Bull 1.25X Fund
VP S&P 500® Bear 1.25X Fund	VP Commodity Bear 1.25X Fund
VP NASDAQ-100® Bull 1.25X Fund	VP Biotech Bull 1.25X Fund
VP NASDAQ-100® Bear 1.25X Fund	VP Biotech Bear 1.25X Fund
VP Mid Cap Bull 1.25X Fund	VP Oil & Gas Bull 1.25X Fund
VP Mid Cap Bear 1.25X Fund	VP Oil & Gas Bear 1.25X Fund
VP Small Cap Bull 1.25X Fund	VP Gold Bull 1.25X Fund
VP Small Cap Bear 1.25X Fund	VP Gold Bear 1.25X Fund
VP Equity Income Bull 1.25X Fund	VP Healthcare Bull 1.25X Fund
VP Equity Income Bear 1.25X Fund	VP Healthcare Bear 1.25X Fund
VP Dollar Bull 1.25X Fund	VP Financial Bull 1.25X Fund
VP Dollar Bear 1.25X Fund	VP Financial Bear 1.25X Fund
VP Japan Bull 1.25X Fund	VP 10 Year Note Bull 1.75X Fund
VP Japan Bear 1.25X Fund	VP 10 Year Note Bear 1.75X Fund
VP U.S. Government Money Market Fund